Exhibit 99.1

[LOGO] CURON
       MEDICAL

Contacts:                                           Investor Relations
Larry C. Heaton II                                  Melody A. Carey
President and Chief Executive Officer               Rx Communications Group, LLC
(510) 661-1801                                      (917) 322-2571
lheaton@curonmedical.com                            mcarey@rxir.com

Alistair F. McLaren
Vice President, Chief Financial Officer
(510) 661-1802
amclaren@curonmedical.com

FOR IMMEDIATE RELEASE

          CURON MEDICAL ANNOUNCES FOURTH QUARTER 2003 FINANCIAL RESULTS

Fremont, Calif., January 22, 2004 - Curon Medical, Inc. (Nasdaq: CURN) today announced financial results for the fourth quarter ended December 31, 2003.

For the fourth quarter of 2003, Curon Medical reported net sales of $1,061,000 compared to net sales of $783,000 in the third quarter of 2003 and $841,000 in the fourth quarter of 2002. Net loss for the quarter was $4.8 million, or $0.24 per share, compared with a net loss of $3.9 million, or $0.19, for the third quarter of 2003, and $3.2 million, or $0.16 per share, for the fourth quarter of 2002. Fourth quarter results reflected the sale of 18 Stretta(R) Control Modules and three Secca(R) Control Modules plus the placement of four additional Secca Control Modules for evaluation in addition to sales of 528 disposable Stretta Catheters and 64 disposable Secca Handpieces. As of December 31, 2003, Curon Medical had cash, cash equivalents and investments totaling $10.1 million.

"We were very pleased to break the million dollar mark in net sales for the quarter, reflecting a record quarter in orders received by the company," stated Larry C. Heaton II, Curon Medical's President and Chief Executive Officer. "We attribute the significant growth relative to previous quarters primarily to both enhanced execution of our sales and marketing strategy and an improving climate for reimbursement of the Stretta procedure. We also continued penetration with the Secca product platform, through additional placements of Secca Control Modules and increased handpiece usage by the current installed base of Control Modules."

"During the quarter the body of evidence supporting the safety, efficacy and durability of both the Stretta and Secca procedures continued to build. In October, Alvaro Reymunde, M.D. and colleagues presented Stretta procedure data at the annual meeting of the American College of

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Gastroenterology, showing the long-term durability and effectiveness on patients followed up to three years. In addition, the results of the 50-patient U.S. Open Trial of the Secca procedure were published in Diseases of the Colon and Rectum in a paper authored by Jonathan Efron, M.D. of Cleveland Clinic Florida, that concluded that the procedure offers a useful therapeutic option for patients with fecal incontinence. The publication of this and other data is helpful both in furthering adoption of the procedures and also facilitating coverage by carriers," continued Mr. Heaton.

"A significant factor in the net loss per share for the quarter was the recording of a non-recurring charge of $1.25 million in the fourth quarter related to the tentative settlement of litigation against the company. The effect of this expense was to increase loss per share from $0.18 per share to $0.24 per share," Mr. Heaton concluded.

The following is a reconciliation of selected financial information prepared according to Generally Accepted Accounting Principles (GAAP) with selected non-GAAP financial information. Management believes that this adjustment for non-recurring expense associated with the litigation charge enhances an investor's ability to compare the Company's results of operations for the three and twelve month periods ended December 31, 2003 to its results for historic and future quarterly periods. Management relies on this presentation internally for purposes of comparing such periods.

                         Selected Financial Information
                            (In thousands, unaudited)

                                                                               Three months                     Twelve months
                                                                             ended December 31,              ended December 31,
                                                                           2002             2003            2002             2003
GAAP Presentation
Total operating expenses                                                $  3,184         $  4,836         $ 15,540         $ 14,900
Loss from operations                                                      (3,356)          (4,896)         (16,217)         (15,801)
Net loss                                                                  (3,229)          (4,849)         (15,441)         (15,555)

To adjust for non-recurring litigation charge:
Operating expense                                                         (1,250)          (1,250)

Pro forma selected financials:
Total operating expenses                                                   3,184            3,586           15,540           13,650
Loss from operations                                                      (3,356)          (3,646)         (16,217)         (14,551)
Net loss                                                                  (3,229)          (3,599)         (15,441)         (14,305)

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Conference Call
Curon Medical will host a conference call today at 4:30 p.m. eastern time/1:30 p.m. pacific time to discuss the fourth quarter results. The live call may be accessed by dialing (913) 981-5559 and through a web cast at the Curon Medical website http://investor-curonmedical.com. The replay will be available via web cast for 30 days or by calling (719) 457-0820 from 7:30 p.m. eastern time tonight until midnight eastern time on January 28, 2004. The confirmation number to access the replay is 136305.

About Curon Medical, Inc.
Curon Medical, Inc. develops, manufactures and markets innovative proprietary products for the treatment of gastrointestinal disorders. The Company's products and products under development consist of radiofrequency generators and single use disposable devices. Its first product, the Stretta System, received U.S. Food and Drug Administration clearance in April 2000 for the treatment of gastroesophageal reflux disease, commonly referred to as GERD. The Company's second product, the Secca System for the treatment of fecal incontinence, received clearance from the FDA in March 2002. For more information, please visit the Company's website at http://www.curonmedical.com.

About The Stretta(R) System
Curon's proprietary Stretta System provides physicians with the tools to perform a minimally invasive, outpatient endoscopic procedure for the treatment of GERD. The Stretta System consists of the Stretta Catheter, which is a disposable, flexible catheter and the Curon Control Module. Using the Stretta System, the physician delivers temperature-controlled radiofrequency energy to create thermal lesions in the muscle of the lower esophageal sphincter (LES). The tissue response to radiofrequency delivery alters LES function, which results in statistically significant improvements in GERD symptom scores, reduction in acid exposure and reduction in anti-secretory medication requirement.

About The Secca(R) System
The Secca System provides physicians with devices to perform a minimally invasive outpatient procedure for the treatment of fecal incontinence in patients who have failed more conservative therapy such as diet modification and biofeedback. The Secca System utilizes the same technology and treatment concepts as the Stretta System. Using the Curon Control Module and the Company's Secca disposable handpiece, physicians deliver radiofrequency energy into the muscle of the anal sphincter to improve its barrier function.

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This press release contains forward-looking statements within the meaning of the
U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the Company's financial results for the third and fourth quarters of 2003, future sale performance and growth in insurance coverage/reimbursement for procedures that utilize the Company's products are forward-looking statements within the meaning of the Safe Harbor. Additionally, statements concerning the tentative settlement of litigation and the resulting increase in net loss per share are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. The Company's quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect the Company, its business and its financial results are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors Affecting Future Results," in Curon's Quarterly report of Form 10-Q for the fiscal quarter ended September 30, 2003 filed with the Securities and Exchange Commission on November 12, 2003. The forward-looking statements are made as of January 22, 2004, and the Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                            (Financial Tables Follow)

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                               CURON MEDICAL, INC
                       CONDENSED STATEMENTS OF OPERATIONS
                            (In thousands, unaudited)

                                                                         Three months                          Twelve months
                                                                       ended December 31,                    ended December 31,
                                                                     2002              2003                2002              2003
Sales                                                             $    841           $  1,061           $  3,403           $  3,421
Cost of Sales                                                        1,013              1,121              4,080              4,322

Gross loss                                                            (172)               (60)              (677)              (901)
Operating expenses:
Research and development                                               407                416              2,668              1,823
Clinical and regulatory                                                446                392              1,784              1,497
Sales and marketing                                                  1,504              1,887              7,065              6,825
General and administrative                                             827                891              4,023              3,505
Litigation charge                                                       --              1,250                 --              1,250

Total operating expenses                                             3,184              4,836             15,540             14,900

Loss from operations                                                (3,356)            (4,896)           (16,217)           (15,801)

Interest and other expense, net                                        127                 47                776                246

Net loss                                                            (3,229)            (4,849)           (15,441)           (15,555)

Per Share Information:
Net loss per share, basic and diluted                                (0.16)             (0.24)             (0.79)             (0.77)

Shares used in computing net loss
  per common share                                                  19,918             20,171             19,653             20,076

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                               CURON MEDICAL, INC
                            CONDENSED BALANCE SHEETS
                            (In thousands, unaudited)

                                                      December 31,  December 31,
                                                          2002         2003

Assets
Current assets:
  Cash and cash equivalents                             $ 8,570      $ 4,865
  Short term investments                                 14,397        5,269
  Accounts receivable, net                                  688          834
  Inventories                                             1,295        1,063
  Prepaid expenses and other current assets                 972          863
    Total current assets                                 25,922       12,894
Property and equipment, net                                 766          836
Long term investments                                       528           --
Other assets                                                 20          124
                                                         27,236       13,854

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities                  1,115        2,931
Long-term debt                                               18          115
Stockholders' equity                                     26,103       10,808
Total liabilities and stockholders' equity               27,236       13,854

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